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                                                                      Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 of RockShox, Inc. of our report dated April 25, 1997 on our audits of the consolidated financial statements and the financial statement schedule of RockShox, Inc. as of March 31, 1996 and 1997 and for the year ended December 31, 1994, the three month period ended March 31, 1995 and the years ended March 31, 1996 and 1997.





                                                        COOPERS & LYBRAND L.L.P.

San Jose, California
June 25, 1997






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